                                                                  Exhibit (c)(3)

================================================================================

                                  PROJECT APPLE

                      PRESENTATION TO THE SPECIAL COMMITTEE

                                  JUNE 26, 2003

================================================================================

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
TABLE OF CONTENTS


I.            Situation Overview

II.           Preliminary Valuation Analyses

III.          Alternatives

IV.           Overview of Liberty Partners

              Appendix

                             I. SITUATION OVERVIEW

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PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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MARKET OVERVIEW

                                    COMMENTS

- Sectors with exposure to government and corporate spending have under performed as budget deficits and economic softness have led to tighter fiscal controls

- K-12 institutions have struggled disproportionately as they attempt to prove their business models and achieve profitable growth

- Degree-granting institutions have outperformed as the weak environment has led to greater unemployment and increased focus on skill development

- Corporate Learning and Testing shares have suffered due to an overall downturn in corporate spending and lack of visibility going forward

      -     Business remains fragmented and consolidation is expected

- Technology-focused supplementary education providers have also performed poorly due to the impact of weak economic / state budget environment


                             [indexed prices graph]

Source: Factset.
Indexed Prices are Market Cap Weighted.
Degree Granting includes: Apollo Group, Career Education, Corinthian Colleges,
  Devry, ITT Educational and Strayer Education.
Early Education/Childcare includes: Bright Horizons Family Solutions and
  Kindercare Learning Centers.
Supplemental Education includes: Lightspan, Plato Learning, Renaissance
  Learning and Scientific Learning.
Other K-12 includes: Nobel Learning.
Corporate Learning and Testing includes: DigitalThink, Learning Tree, Princeton Review and Skillsoft.

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EDISON HISTORICAL SHARE PRICE PERFORMANCE

                             JANUARY 2001 TO PRESENT

             [EDISON HISTORICAL SHARE PRICE PERFORMANCE LINE CHART]

Source: Factset.

52 Week Intraday High          $2.50
52 Week Intraday Low            0.14
All-Time High (2/8/2001)       38.75
IPO Issue Price (11/11/1999)   18.00

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PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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EDISON HISTORICAL SHARE PRICE PERFORMANCE (CONTINUED)

                            JUNE 24, 2002 TO PRESENT

             [EDISON HISTORICAL SHARE PRICE PERFORMACE LINE CHART]

Source: Factset.

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PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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TRADING HISTOGRAM

- Over the last twelve months, on a cumulative basis, 68% of Edison's shares have traded below $1.50 per share and 86% of Edison's shares have traded below $1.75 per share

                            JUNE 24, 2002 TO PRESENT

                               VOLUME DISTRIBUTION

                        [VOLUME DISTRIBUTION BAR CHART]


                       VOLUME DISTRIBUTION - CUMULATIVE

                   [VOLUME DISTRIBUTION CUMULATIVE BAR CHART]

Source: Factset.

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PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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RECENT EVENTS (1)

- H. Christopher Whittle and his personal representative, Bear Stearns ("the Management Group"), began a process in the early spring of 2003 in an attempt to find investors to take the Company private. According to the Management Group, the following process was conducted:

      -     49 private equity funds were initially contacted

            - 35 received information from the Company; 14 declined to participate

            - 2 strategic buyers were contacted through their private equity owners - Sylvan Learning (through Apollo) and Chancellor (through Warburg Pincus) - Apollo conducted on site due diligence, Warburg Pincus declined

      -     Management made presentations to 21 potential investors

      -     7 potential investors conducted "on the ground" due diligence

- On April 29, the Special Committee of the Board of Directors of Edison was formed

- In early May, the Management Group asked the remaining four participants to provide a written indication that, based on their work to date, a value of $1.40 per share could be supported (the share price was approximately $1.00 at the time)

      - Liberty Partners, Sun Capital Partners and J.W. Childs provided such an indication on May 6

      - A fourth potential investor, Joseph, Littlejohn & Levy, indicated it would need more time and ultimately did not provide an indication of value

- On May 8, the Company announced that management had informed the Board that it was considering making an offer to purchase all of the outstanding shares of the Company's common stock

      - Following this announcement, the Company's stock price rose from $1.06 per share (May 6) to $2.00 per share (May 8), or a total of 89%

(1) Source: Public information and discussions with Edison management and Bear Stearns

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RECENT EVENTS (CONTINUED)

- On May 13 and 14, the Special Committee interviewed potential financial and legal advisors

- On May 19, Skadden, Arps, Slate, Meagher & Flom LLP was officially retained by the Special Committee as its legal advisor

- On May 19 and May 20, Mr. Whittle had conversations with the investors that provided indications of interest on May 6. In these conversations, the investors provided Mr. Whittle with revised indications of value as well as summary descriptions of transaction terms. Based on these conversations, Mr. Whittle elected to pursue a transaction with Liberty Partners.

- On May 23, Evercore was officially retained by the Special Committee as its financial advisor

- Since June 3, Evercore has been in the process of conducting due diligence on the Company in order to assist the Special Committee in reviewing potential offers

- On June 6, the Special Committee received a letter from Mr. Whittle indicating that, based on his work to date, he was considering a price range of $1.58 per share to $1.65 per share for the outstanding shares of the Company

- On June 16, Liberty provided the first draft of the Merger Agreement to the Special Committee's Advisors

- On June 20, Liberty provided a commitment letter, fee letter and term sheet to the Special Committee's Advisors

- On June 23, Liberty provided a term sheet outlining their management agreement with Mr. Whittle to the Special Committee's Advisors

- On June 23, after consultation with the Special Committee, the Advisors informed the Management Group that they would not proceed to mark up the Merger Agreement unless they fully informed the Advisors of the outcome of their process, including the value indication provided by parties on May 19 and May 20

      - Following this conversation, Bear Stearns verbally indicated that the preliminary range provided by Liberty Partners was $1.60 per share to $2.00 per share

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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EVERCORE EVALUATION PROCESS

- This presentation contains a summary of the analyses we have performed in evaluating potential offers and includes the following:

      -     Historical Share Price Trading Analysis

      -     Peer Group Trading Analysis

      -     Precedent Transactions Analysis

      -     Premiums Paid Analysis

      -     Present Value of Future Stock Price Analysis

      -     Discounted Cash Flow Analysis

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EVERCORE EVALUATION PROCESS (CONTINUED)

- In connection with developing our preliminary views on the evaluation of potential offers, Evercore has, among other things:

      - Analyzed certain publicly available financial statements and other publicly available information relating to Edison;

      - Analyzed certain internal financial statements and other non-public financial and operating data relating to Edison that were prepared and furnished to us by the management of Edison;

      - Analyzed certain internal financial projections relating to Edison that were prepared and furnished to us by the management of Edison;

      - Discussed the past and current operations, financial projections and current financial condition of Edison with the management of Edison;

      - Reviewed certain internal presentations that the management of Edison has previously made to potential investors in Edison describing Edison's customers, competitors and strategy;

      - Reviewed the reported prices, trading activity and valuation multiples for each of Edison Common Stock;

      - Compared the financial performance of Edison and the prices, trading activity and valuation multiples of the Edison Common Stock with that of certain other publicly-traded companies and their securities that we deemed relevant;

      - Reviewed the financial terms, to the extent available, of certain transactions that Evercore deemed comparable;

      - Performed examinations and valuation analyses and considered other factors that we deemed appropriate.

- We have assumed and relied upon the accuracy and completeness of the information publicly available and the information furnished to or discussed with us

- We have assumed that the financial projections prepared and furnished to us by the management of Edison have been reasonably prepared, reflecting their best currently available estimates and good faith judgments of future:

      -     Competitive, operating and regulatory environments; and

      -     Financial performance

                       II. PRELIMINARY VALUATION ANALYSES

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PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
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SUMMARY OF VALUATION ANALYSES


                   [SUMMARY OF VALUATION ANAYLSES BAR CHART]


(1) Based on 15% Discount Rate and 3.0x - 4.0x Terminal EBITDA multiple.
(2) Based on 6.5x LTM EBITDA multiple.
(3) Based on 5.7x - 8.7x LTM EBITDA multiple.
(4) Based on 6.0x - 7.0x LTM EBITDA multiple.
(5) Based on 21% Cost of Equity and 3.5x - 4.5x 2004 EBITDA multiple.
(6) Represents mean / median range for 1 day premiums.
(7) Represents mean / median range for 1 day premiums.
(8) Represents mean / median range for 1 day premiums.

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TRANSACTION MATRIX                     ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                             PREMIUM TO
             -------------------------------------------
                   MARKET                UNAFFECTED
             ------------------    ---------------------         IMPLIED FD
                       LAST 30                  LAST 30    ----------------------
OFFER        CURRENT   TRADING     UNAFFECTED   TRADING    EQUITY      ENTERPRISE
PRICE        6/24/03   DAY AVG.    PRICE (1)    DAY AVG.   VALUE       VALUE (2)
----------   -------   --------    ---------    --------   ----------  ---------
STATISTIC:   $  1.49   $   1.59    $     1.06   $   1.02

$1.49            0.0%      (6.3%)        40.6%      45.6%        84.0       144.7
 1.58            6.0%      (0.6%)        49.1%      54.4%        89.7       150.4
 1.65           10.7%       3.8%         55.7%      61.3%        94.2       154.8
 1.75           17.4%      10.1%         65.1%      71.0%       100.5       161.2
 1.85           24.2%      16.4%         74.5%      80.8%       106.9       167.5
 1.95           30.9%      22.7%         84.0%      90.6%       113.3       173.9
 2.05           37.6%      29.0%         93.4%     100.4%       119.6       180.3
 2.15           44.3%      35.3%        102.8%     110.1%       126.0       186.6
 2.25           51.0%      41.5%        112.3%     119.9%       132.3       193.0


                                           TOTAL ENTERPRISE VALUE /
             --------------------------------------------------------------------------
                        REVENUE                               EBITDA (3)
             ----------------------------   -------------------------------------------
             FY2003E        FY2004E                FY2003E                 FY2004E
OFFER        -------   ------------------   ----------------------   ------------------
PRICE        PLAN      PLAN      BASE (5)   PLAN      ADJUSTED (4)   PLAN      BASE (5)
----------   -------   -------   --------   -------   ------------   -------   --------
STATISTIC:   $ 449.4   $ 401.5   $  386.7   $  28.3   $       25.0   $  35.1   $   30.9

$1.49            0.3x      0.4x       0.4x      5.1x           5.8x      4.1x       4.7x
 1.58            0.3       0.4        0.4       5.3            6.0       4.3        4.9
 1.65            0.3       0.4        0.4       5.5            6.2       4.4        5.0
 1.75            0.4       0.4        0.4       5.7            6.4       4.6        5.2
 1.85            0.4       0.4        0.4       5.9            6.7       4.8        5.4
 1.95            0.4       0.4        0.4       6.1            7.0       5.0        5.6
 2.05            0.4       0.4        0.5       6.4            7.2       5.1        5.8
 2.15            0.4       0.5        0.5       6.6            7.5       5.3        6.0
 2.25            0.4       0.5        0.5       6.8            7.7       5.5        6.2

(1) Based on share price as of May 6, 2003.

(2) Based on June 2003 projected net debt.

(3) Based on Operating EBITDA - School Closures & Other Write-offs.

(4) Adjusted for potential downsides as indicated by Management.

(5) Based on Evercore estimates.

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--------------------------------------------------------------------------------
PURCHASE PREMIUMS ANALYSIS - CURRENT MARKET PRICE

                                                      IMPLIED PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------
                                                                          OFFER PRICE
                                       ------------------------------------------------------------------------------------------
Current Price Per Share      $ 1.49    $ 1.58      $ 1.65      $ 1.75      $ 1.85      $ 1.95      $ 2.05      $ 2.15      $ 2.25


Premium Relative to
 Historical Share Prices   Statistic
                           ---------
  CURRENT SHARE PRICE (1)    $ 1.49       6.0%       10.7%       17.4%       24.2%       30.9%       37.6%       44.3%       51.0%

  20 Trading Day Average       1.57       0.9%        5.3%       11.7%       18.1%       24.5%       30.9%       37.2%       43.6%
  30 Trading Day Average       1.59      (0.6%)       3.8%       10.1%       16.4%       22.7%       29.0%       35.3%       41.5%
  1 Week Average               1.58       0.1%        4.6%       10.9%       17.2%       23.6%       29.9%       36.2%       42.6%
  1 Month Average              1.56       1.0%        5.5%       11.9%       18.3%       24.7%       31.1%       37.4%       43.8%
  2 Month Average              1.49       5.8%       10.5%       17.2%       23.9%       30.6%       37.3%       44.0%       50.7%
  3 Month Average              1.33      18.9%       24.2%       31.7%       39.2%       46.7%       54.3%       61.8%       69.3%
  6 Month Average              1.36      16.3%       21.5%       28.8%       36.2%       43.6%       50.9%       58.3%       65.7%

  52-Week Intraday High        2.50     (36.8%)     (34.0%)     (30.0%)     (26.0%)     (22.0%)     (18.0%)     (14.0%)     (10.0%)
  52-Week Intraday Low         0.14    1028.6%     1078.6%     1150.0%     1221.4%     1292.9%     1364.3%     1435.7%     1507.1%
  52-Week Closing Average      1.09      45.3%       51.7%       60.9%       70.1%       79.3%       88.5%       97.7%      106.9%

  All-Time Intraday High       0.14    1028.6%     1078.6%     1150.0%     1221.4%     1292.9%     1364.3%     1435.7%     1507.1%
  All-Time Intraday Low       38.75     (95.9%)     (95.7%)     (95.5%)     (95.2%)     (95.0%)     (94.7%)     (94.5%)     (94.2%)
---------------------------------------------------------------------------------------------------------------------------------

(1) Based on stock price as of June 24, 2003.

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--------------------------------------------------------------------------------
PURCHASE PREMIUMS ANALYSIS - UNAFFECTED PRICE


                                                      IMPLIED PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------
                                                                          OFFER PRICE
                                       ------------------------------------------------------------------------------------------
Current Price Per Share      $ 1.06    $ 1.58      $ 1.65      $ 1.75      $ 1.85      $ 1.95      $ 2.05      $ 2.15      $ 2.25

Premium Relative to
 Historical Share Prices   Statistic
                           ---------
UNAFFECTED SHARE PRICE (1)   $ 1.06      49.1%       55.7%       65.1%       74.5%       84.0%       93.4%      102.8%      112.3%

  20 Trading Day Average       1.03      53.0%       59.8%       69.4%       79.1%       88.8%       98.5%      108.2%      117.9%
  30 Trading Day Average       1.02      54.4%       61.3%       71.0%       80.8%       90.6%      100.4%      110.1%      119.9%
  1 Week Average               1.07      47.9%       54.5%       63.9%       73.2%       82.6%       91.9%      101.3%      110.7%
  1 Month Average              1.04      52.4%       59.2%       68.8%       78.5%       88.1%       97.8%      107.4%      117.1%
  2 Month Average              1.06      49.4%       56.0%       65.5%       74.9%       84.4%       93.8%      103.3%      112.7%
  3 Month Average              1.15      37.7%       43.8%       52.5%       61.2%       69.9%       78.6%       87.3%       96.0%
  6 Month Average              1.32      20.0%       25.3%       32.9%       40.5%       48.1%       55.7%       63.3%       70.9%

  52-Week Intraday High        4.45     (64.5%)     (62.9%)     (60.7%)     (58.4%)     (56.2%)     (53.9%)     (51.7%)     (49.4%)
  52-Week Intraday Low         0.14    1028.6%     1078.6%     1150.0%     1221.4%     1292.9%     1364.3%     1435.7%     1507.1%
  52-Week Closing Average      1.10      44.0%       50.3%       59.5%       68.6%       77.7%       86.8%       95.9%      105.0%

  All-Time Intraday High       0.14    1028.6%     1078.6%     1150.0%     1221.4%     1292.9%     1364.3%     1435.7%     1507.1%
  All-Time Intraday Low       38.75     (95.9%)     (95.7%)     (95.5%)     (95.2%)     (95.0%)     (94.7%)     (94.5%)     (94.2%)
---------------------------------------------------------------------------------------------------------------------------------

(1) Based on stock price as of May 6, 2003.

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--------------------------------------------------------------------------------
PUBLIC MARKET TRADING ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                        Enterprise Value /
                                                                               -------------------------------------
                                Share         52 Week                               Revenue              EBITDA
                                Price    ---------------  Equity   Enterprise  -----------------   -----------------
                              6/24/2003    Low     High    Value     Value     LTM (1)   CY2003E   LTM (1)   CY2003E
                              ---------  -------  ------  -------  ----------  -------   -------   -------   -------
EDISON SCHOOLS INC            $    1.58  $  0.14  $ 2.50  $    90  $      150      0.3x      0.4x      6.0x      4.7x
EDISON SCHOOLS INC                 1.65     0.14    2.50       94         155      0.3       0.4       6.2       4.9

K-12
EDISON SCHOOLS INC            $    1.49  $  0.14  $ 2.50  $    84  $      145      0.3x      0.3x      5.8x      4.6x
NOBEL LEARNING CMNTYS INC          4.01     2.10    7.60       26          74      0.5        NA       7.0        NA
                                                                                   ----      ----    ------     -----
                                                          AVERAGE                  0.4X      0.3X      6.4X      4.6X
                                                           MEDIAN                  0.4       0.3       6.4       4.6
                                                                                   ----      ----    ------     -----

Early Education / Childcare
BRIGHT HORIZONS FAMILY SOLUT  $   32.80  $ 21.35   34.25  $   442  $      421      1.0x      0.9      11.1x     10.5
KINDERCARE LEARNING CENTERS       13.00    11.00   15.00      261         744      0.9        NA       5.6        NA
                                                                                   ----      ----    ------     -----
                                                          AVERAGE                  0.9X      0.9X      8.3X     10.5X
                                                           MEDIAN                  0.9       0.9       8.3      10.5
                                                                                   ----      ----    ------     -----

Supplemental Education
RENAISSANCE LEARNING INC      $   22.00  $ 13.09   24.72  $   698  $      680      6.2x      5.1x     12.6x     13.1x
PLATO LEARNING INC                 4.75     3.36   10.85       79          50      0.7       0.6      14.1       3.4
SCIENTIFIC LEARNING CORP           4.40     0.70    4.50       77          79      3.4        NA        NM        NA
LIGHTSPAN INC                      0.73     0.48    1.98       35          16      0.3       0.3        NM        NA
                                                                                   ----      ----    ------     -----
                                                          AVERAGE                  2.7X      2.0X     13.4X      8.2X
                                                           MEDIAN                  2.0       0.6      13.4       8.2
                                                                                   ----      ----    ------     -----

Degree Granting
APOLLO GROUP INC -CL A        $   63.19  $ 30.60   63.66  $11,440  $   11,026      9.5x      7.9x     30.5x     25.5x
CAREER EDUCATION CORP             64.36    33.01   69.33    3,254       3,258      4.0       3.1      20.2      17.3
CORINTHIAN COLLEGES INC           47.09    23.83   50.58    2,204       2,182      4.6       3.8      19.7      16.3
DEVRY INC                         24.30    12.10   26.38    1,717       1,539      2.3       2.1      11.7      10.7
ITT EDUCATIONAL SVCS INC          27.60    14.14   31.55    1,309       1,203      2.5       2.3      12.9      11.7
STRAYER EDUCATION INC             77.86    47.10   78.20      869         909      7.4       6.4      19.2      17.2
                                                                                   ----      ----    ------     -----
                                                          AVERAGE                  5.0X      4.3X     19.0X     16.4X
                                                           MEDIAN                  4.3       3.5      19.4      16.7
                                                                                   ----      ----    ------     -----

Corporate Learning & Testing
SKILLSOFT PLC -ADR            $    5.00  $  1.95  $ 5.83  $   513  $      467      4.6x      2.6x       NM      16.5x
LEARNING TREE INTL INC            14.86    11.13   18.99      259         169      1.0       1.1      10.6x     10.6
PRINCETON REVIEW INC               5.79     3.95    9.80      158         156      1.7       1.5      24.1       8.5
DIGITALTHINK INC                   2.99     0.95    3.76      128         112      3.7       2.0        NM      12.7
                                                                                   ----      ----    ------     -----
                                                          AVERAGE                  1.8X      1.4X     18.0X     12.1X
                                                           MEDIAN                  1.4       1.4      18.4      12.1
                                                                                   ----      ----    ------     -----


                                                                   EBITDA
                                                              ---------------
                                                 P/E               Margin
                                          -----------------   ---------------    IBES
                                          LTM (1)   CY2003E    LTM    CY2003E   LTGR %
                                          -------   -------   -----   -------   ------
EDISON SCHOOLS INC                             NM        NM     5.6%      7.5%    30.0%
EDISON SCHOOLS INC                             NM        NM     5.6%      7.5%    30.0%

K-12
EDISON SCHOOLS INC                             NM        NM     5.6%      7.5%    30.0%
NOBEL LEARNING CMNTYS INC                      NM        NA     6.7%       NA       NA
                                               NM        NM     6.1%      7.5%    30.0%
                                               NM        NM     6.1%      7.5%    30.0%

Early Education / Childcare
BRIGHT HORIZONS FAMILY SOLUT                 26.5x     23.4x    8.9%      8.3%    19.0%
KINDERCARE LEARNING CENTERS                  16.5        NA    15.7%       NA       NA
                                             -----     -----   -----      ----    -----
                              AVERAGE        21.5X     23.4X   12.3%      8.3%    19.0%
                               MEDIAN        21.5      23.4    12.3%      8.3%    19.0%
                                             -----     -----   -----      ----    -----

Supplemental Education
RENAISSANCE LEARNING INC                     23.4x     23.4x   49.6%     39.3%    23.0%
PLATO LEARNING INC                             NM      71.3     4.8%     17.0%    22.5%
SCIENTIFIC LEARNING CORP                       NM        NA      NM        NA       NA
LIGHTSPAN INC                                  NM        NA      NM        NA     26.7%
                                             -----     -----   -----     -----    -----
                              AVERAGE        23.4X     47.3X   27.2%     28.2%    24.1%
                               MEDIAN        23.4      47.3    27.2%     28.2%    23.0%
                                             -----     -----   -----     -----    -----

Degree Granting
APOLLO GROUP INC -CL A                       58.5x     47.9x   31.1%     30.9%    24.6%
CAREER EDUCATION CORP                        41.3      33.3    19.7%     18.2%    24.1%
CORINTHIAN COLLEGES INC                      35.9      29.7    23.4%     23.4%    23.9%
DEVRY INC                                    26.1      28.6    19.7%     19.9%    17.4%
ITT EDUCATIONAL SVCS INC                     31.0      23.6    19.5%     19.7%    19.9%
STRAYER EDUCATION INC                        41.6      38.2    38.6%     37.1%    19.9%
                                             -----     -----   -----     -----    -----
                              AVERAGE        39.1X     33.5X   25.3%     24.9%    21.6%
                               MEDIAN        38.6      31.5    21.6%     21.7%    21.9%
                                             -----     -----   -----     -----    -----

Corporate Learning & Testing
SKILLSOFT PLC -ADR                             NM      23.9x     NM      15.8%    24.6%
LEARNING TREE INTL INC                       38.1x     47.9x    9.8%     10.2%    18.3%
PRINCETON REVIEW INC                           NM      32.2     7.0%     17.6%    25.5%
DIGITALTHINK INC                               NM        NA      NM      16.0%    28.3%
                                             -----     -----   -----     -----    -----
                              AVERAGE        38.1X     33.7X    6.3%     15.1%    26.2%
                               MEDIAN        38.1      32.3     6.3%     15.8%    25.9%
                                             -----     -----   -----     -----    -----


(1) Based on June 2003 estimates for Edison.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRECEDENT TRANSACTION ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                      TOTAL
                                                                                                   ENTERPRISE      PREMIUM PAID
                                                                                                      VALUE /     -----------------
                                                                                            TOTAL  -------------           30 DAYS
DATE        ACQUIROR / TARGET                   TRANSACTION                 FD EQUITY  ENTERPRISE   LTM    LTM    1 DAY      PRIOR
ANNOUNCED   BUSINESS DESCRIPTION                SUMMARY                         VALUE       VALUE   REV.  EBITDA  PRIOR   (TRADING)
---------   ----------------------------------  --------------------------  ---------  ----------  -----  ------  -----   ---------
            Edison Schools Management Buyout
            (Market)                            $1.58 per share in cash     $    89.7  $    150.4   0.3x    6.0x    6.0%     (0.6%)
                                                $1.65 per share in cash          94.2       154.8   0.3     6.2    10.7%      3.8%

            Edison Schools Management Buyout
            (Unaffected)                        $1.58 per share in cash                                            49.1%     54.4%
                                                $1.65 per share in cash                                            55.7%     61.3%
Pre K-12
8/5/2002    NOBEL LEARNING MANAGEMENT BUYOUT    $7.75 cash per share        $    51.2  $     94.4   0.6x    6.5x   37.2%     33.6%
            (TERMINATED)
            Provider of for-profit education
            and school management services
            for K-12

3/30/1998   KNOWLEDGE BEGINNINGS / CHILDREN'S
            DISCOVERY CENTERS                   $12.25 cash per share            89.1        91.5   1.0     8.7    21.0%     28.9%
            Operator of preschools and
            elementary schools

1/14/1998   KNOWLEDGE UNIVERSE / NOBEL
            EDUCATION DYNAMICS                  Purchase of 16.4% Equity         34.4        45.8   0.6     5.7     8.1%    (13.0%)
            Provider of for-profit education    Stake
            and school management services for
            Preschool-8


3/10/2003   APOLLO MANAGEMENT / SYLVAN
            LEARNING SYSTEMS
            (CERTAIN ASSETS) (1)                Private equity owner               NA       277.0   1.3    13.9      NA        NA
            Purchased retail and institutional  purchasing specific assets
            K-12 tutoring business and          for total value of $277 mm
            web-based tutoring businesses
                                                                                       ------------------------------------------
                                                                                         MEAN (2)   0.7x    7.0x   22.1%     16.5%
                                                                                       MEDIAN (2)   0.6     6.5    21.0%     28.9%
                                                                                       ------------------------------------------

(1)   Excludes potential $13MM earnout.

(2) Excludes Sylvan Learning Systems deal as the company does not operate schools.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRECEDENT TRANSACTION ANALYSIS (CONTINUED)
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                       TOTAL
                                                                                                    ENTERPRISE      PREMIUM PAID
                                                                                                      VALUE /     ----------------
                                                                                            TOTAL  -------------           30 DAYS
DATE        ACQUIROR / TARGET                   TRANSACTION                 FD EQUITY  ENTERPRISE   LTM    LTM    1 DAY      PRIOR
ANNOUNCED   BUSINESS DESCRIPTION                SUMMARY                         VALUE       VALUE   REV.  EBITDA  PRIOR   (TRADING)
---------   ----------------------------------  --------------------------  ---------  ----------  -----  ------  -----   ---------
            Edison Schools Management Buyout
            (Market)                            $1.58 per share in cash     $    89.7  $    150.4   0.3x    6.0x    6.0%     (0.6%)
                                                $1.65 per share in cash          94.2       154.8   0.3     6.2    10.7%      3.8%

            Edison Schools Management Buyout
            (Unaffected)                        $1.58 per share in cash                                            49.1%     54.4%
                                                $1.65 per share in cash                                            55.7%     61.3%
Post-
Secondary

3/26/2003   CAREER EDUCATION / WHITMAN
            EDUCATION                           $6.00 cash and $8.25 stock  $   244.9  $    234.5   2.2x   16.9x   39.4%     63.4%
            Provider of career-oriented
            postsecondary education             per share


3/19/2003   DEVRY / ROSS UNIVERSITY             $310MM in cash                  310.0       310.0   5.0    12.4      NA        NA
            Operator of medical and veterinary
            schools in the Caribbean

1/17/2003   WELLSPRING CAPITAL MANAGEMENT /
            VATTEROTT EDUCATIONAL CENTERS (1)   Deal value of $105 mm              NA       105.0   1.8     5.5      NA        NA
            Career college offering degrees in
            advanced trade industries and
            computer technology

6/10/2002   SMARTFORCE - SKILLSOFT MERGER       Stock for stock deal            366.3       247.5   1.0    25.4    19.9%      0.0%
            Provider of integrated e-learning
            solutions to Global 3000
            corporations

10/2/2001   PRINCETON REVIEW / EMBARK.COM       0.875MM REVU shares               5.1         8.5   1.2      NA      NA        NA
            Developer of online products and
            services for the college
            admissions market

7/9/2001    EDUCATION MANAGEMENT CORP. /
            ARGOSY EDUCATION                    $12.00 cash per share            77.9        75.6   1.5    13.7    30.6%    106.9%
            Operator of Argosy University,
            offering doctoral, masters
            bachelors and associates degrees

10/24/2000  CAREER EDUCATION / EDUTRECK         $0.19 per share and 0.0901       44.0        65.3   1.0      NM    43.1%     70.8%
            Provider of global,
            career-oriented higher              Career Education shares
            education programs                  per Edutreck shares

6/27/2000   KAPLAN INC. / QUEST EDUCATION CORP. $18.35 cash per share           157.3       164.4   1.4     8.6    88.2%    129.4%
            Owner of post-secondary,
            career-oriented schools
                                                                                       ------------------------------------------
                                                                                         MEAN (2)   1.5x   11.7x   35.9%     52.5%
                                                                                       MEDIAN (2)   1.2    10.5    33.9%     48.5%
                                                                                       ------------------------------------------

(1)   Based on press releases.

(2)   Represents mean / median Pre K-12 and Post-Secondary.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
NOBLE LEARNING MANAGEMENT BUYOUT - OVERVIEW OF THE TRANSACTION


OVERVIEW OF THE TRANSACTION

- On August 6, 2002, Nobel Learning and Socrates Acquisition Corporation (a corporation formed by Gryphon Partners II, L.P. and Cadigan Investment Partners) announced the execution of definitive documents related to a going private transaction.

- Socrates Acquisition Corporation announced that it would pay $7.75 in cash for each outstanding share of Nobel Learning common stock and preferred stock calculated on as-converted basis.

- The buyout consisted of a $47.5 million equity investment, of which $2.9 million came from stock that Nobel management would reinvest in the new entity.

- BNP Paribas planned to underwrite a $20 million issue of subordinated notes and warrants and committed to supply up to $50 million of senior secured debt financing.

- On February 3, 2003, Nobel Learning terminated the buyout offer because financing could not be obtained to close the deal.


RECENT TIMELINE

- August 6, 2002 - Nobel Learning and Socrates Acquisition Corporation (a corporation formed by Gryphon Partners II, L.P. and Cadigan Investment Partners) announced the execution of definitive documents related to a going private transaction.

- October 3, 2002 - Preliminary proxy materials were filed in connection with the proposed merger, which also extended the termination date from December 5, 2002 to January 31, 2003.

- October 8, 2002 - BNP Paribas announced plans to underwrite the transaction by issuing $20 million of subordinated notes and warrants, as well as committing to supply up to $50 million of senior secured debt.

- November 14, 2002 - Nobel announced a loss of $1.9 million or 25 cents per share, during its first quarter ending September 30, compared to the $540,000 it lost during the same period last year.

- November 15, 2002 - Shares fell approximately 30% following word that the Company's plan to go private may not close as financing had become difficult.

- January 20, 2003 - Nobel Learning disclosed that it was negotiating to receive $15 million to $25 million in private financing to help pay down debt and expand from a separate entity. The deal would not have taken Nobel private but would have given new investors 33% to 40% ownership in the Company.

- February 3, 2003 - The MBO was formally terminated as financing could not be obtained.

- March 13, 2003 - Subsequently, Nobel received a $5 million loan from Knowledge Universe (KU). KU also received 250,000 warrants at $5.00 / share.

- June 17, 2003 - Camden Partners invests $6 million in convertible preferred stock with a strike price of $4.50 per share


TRADING HISTORY

                          [TRADING HISTORY LINE CHART]

Source: Factset.


FINANCIAL OVERVIEW


                                                                                                      TOTAL
                                                                                                    ENTERPRISE      PREMIUM PAID
                                                                                                       VALUE /    ----------------
                                                                                            TOTAL  -------------           30 DAYS
DATE        ACQUIROR / TARGET                   TRANSACTION                 FD EQUITY  ENTERPRISE   LTM    LTM    1 DAY      PRIOR
ANNOUNCED   BUSINESS DESCRIPTION                SUMMARY                         VALUE       VALUE   REV.  EBITDA  PRIOR   (TRADING)
---------   ----------------------------------  --------------------------  ---------  ----------  -----  ------  -----   ---------
8/5/2002    NOBEL LEARNING MANAGEMENT BUYOUT    $7.75 cash per share        $    51.2  $     94.4   0.6x    6.5x   37.2%     33.6%
            (TERMINATED)
            Provider of for-profit education
            and school management services
            for K-12

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - SELECTED ASSUMPTIONS


                                         MANAGEMENT CASE                                          BASE CASE
                          ----------------------------------------------    ---------------------------------------------------
MANAGED SCHOOLS
Charter                   2 New Schools in 2004 growing to 12 New           Maintain Number of Student Contractions as per
                          Schools in 2008                                   Plan; 65% Discount of Student Growth in New
                                                                            Schools; 85% Discount of Student Growth in
                                                                            Existing Schools

Contract                  1 New School in 2004 growing to 14 New            Maintain Number of Student Contractions as per
                          Schools in 2008                                   Plan; 65% Discount of Student Growth in New
                                                                            Schools; 85% Discount of Student Growth in
                                                                            Existing Schools

NEWTON
Missouri                  57,000 Students in 2004 growing to                0% Student Growth starting in 2004
                          68,000 Students in 2008

Other States              7,500 Students in 2004 growing to 65,000          100% Discount to Number of Students
                          Students in 2008

After School              7,500 Students in 2004 growing to 82,000          75% Discount to Number of Students
                          Students in 2008

AFFILIATES
Full Affiliates           15,000 Students in 2004 growing to                3,600 Students in 2004 growing to 24,000
                          275,000 Students in 2008                          Students in 2008

Bench Marks Only          50,000 Students in 2004 growing to                12,000 Students in 2004 growing to 40,000
                          460,000 Students in 2008                          Students in 2008

UK
Total Business            $0.7mm in revenue in 2004 growing to              $0.7mm in revenue in 2004 growing to $3.5mm in
                          $21mm in 2008                                     2008

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY INCOME STATEMENT - MANAGEMENT CASE                       ($ IN MILLIONS)


                                                     PLAN
------------------------------------------------------------------------------------------------------------
                                                                                                 2004 - 2008
------------------------------------------------------------------------------------------------------------
                                      2004         2005         2006         2007         2008         CAGR
                                    -------      -------      -------      -------      -------        -----
Managed Schools Net Revenue         $ 344.8      $ 404.2      $ 480.4      $ 573.9      $ 685.2         18.7%
Newton Learning Revenue                53.4         70.7         94.4        119.8        148.0         29.0%
Affiliates Revenue                      2.7          8.1         15.7         24.5         33.6         88.0%
UK Revenue                              0.7          3.0          6.2         15.4         21.0        138.5%
                                    -------      -------      -------      -------      -------
Total Revenue                       $ 401.5      $ 486.0      $ 596.6      $ 733.6      $ 887.9         21.9%
  Less: COGS                         (300.0)      (359.3)      (437.3)      (532.6)      (642.7)
                                    -------      -------      -------      -------      -------
GSC                                   101.5        126.7        159.4        201.0        245.2
    Margin                             25.3%        26.1%        26.7%        27.4%        27.6%
  Less: Total Central Expenses        (62.4)       (71.9)       (80.4)       (90.0)      (101.1)
                                    -------      -------      -------      -------      -------
Operating EBITDA                       39.1         54.8         78.9        111.0        144.1         38.5%
    Margin                              9.7%        11.3%        13.2%        15.1%        16.2%
  Less: School Closures & Other        (4.0)        (3.8)        (4.5)        (5.3)        (5.3)
                                    -------      -------      -------      -------      -------
Normalized EBITDA                      35.1         51.1         74.4        105.7        138.8
  Less: Impairment/Extraordinary        0.0          0.0          0.0          0.0          0.0
                                    -------      -------      -------      -------      -------
Reported EBITDA                        35.1         51.1         74.4        105.7        138.8

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY INCOME STATEMENT - BASE CASE                             ($ IN MILLIONS)


                                                   BASE
------------------------------------------------------------------------------------------------------------
                                                                                                 2004 - 2008
------------------------------------------------------------------------------------------------------------
                                      2004         2005         2006         2007         2008         CAGR
                                    -------      -------      -------      -------      -------      -------
Managed Schools Net Revenue         $ 344.8      $ 362.2      $ 383.6      $ 408.9      $ 438.2          6.2%
Newton Learning Revenue                40.7         41.9         45.0         48.2         51.8          6.2%
Affiliates Revenue                      0.7          1.0          1.5          2.0          2.9         45.9%
UK Revenue                              0.7          1.0          1.5          2.3          3.5         52.3%
                                    -------      -------      -------      -------      -------
Total Revenue                       $ 386.7      $ 406.1      $ 431.6      $ 461.4      $ 496.5          6.4%
  Less: COGS                         (292.2)      (306.7)      (326.1)      (348.5)      (374.3)
                                    -------      -------      -------      -------      -------
GSC                                    94.5         99.4        105.5        112.9        122.2
    Margin                             24.4%        24.5%        24.4%        24.5%        24.6%
  Less: Total Central Expenses        (59.6)       (62.7)       (65.5)       (68.4)       (71.8)
                                    -------      -------      -------      -------      -------
Operating EBITDA                       34.9         36.7         40.0         44.5         50.4          9.6%
    Margin                              9.0%         9.0%         9.3%         9.6%        10.2%
  Less: School Closures & Other        (4.0)        (3.8)        (4.5)        (5.3)        (5.3)
                                    -------      -------      -------      -------      -------
Normalized EBITDA                      30.9         32.9         35.5         39.2         45.2
  Less: Impairment/Extraordinary        0.0          0.0          0.0          0.0          0.0
                                    -------      -------      -------      -------      -------
Reported EBITDA                        30.9         32.9         35.5         39.2         45.2

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - MANAGEMENT CASE
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                  ========================================================================
                                                                           FISCAL YEAR ENDED JUNE 30,
                                                  ------------------------------------------------------------------------
                                                                                      PLAN
                                                  ------------------------------------------------------------------------
                                                    2004         2005         2006         2007         2008         2009
                                                  -------      -------      -------      -------      -------      -------
Revenue                                           $ 401.5      $ 486.0      $ 596.6      $ 733.6      $ 887.9      $ 976.6
% growth                                               --         21.0%        22.8%        23.0%        21.0%        10.0%

EBITDA                                            $  35.1      $  51.1      $  74.4      $ 105.7      $ 138.8      $ 154.1
% growth                                               --         45.5%        45.7%        42.0%        31.3%        11.0%
% margin                                              8.7%        10.5%        12.5%        14.4%        15.6%        15.8%
Less: D&A                                           (30.6)       (30.1)       (27.1)       (27.1)       (32.5)       (41.4)
                                                  -------      -------      -------      -------      -------      -------
EBIT                                              $   4.5      $  21.0      $  47.4      $  78.6      $ 106.3      $ 112.6
Less: taxes @ 35.0%                                  (1.6)        (7.4)       (16.6)       (27.5)       (37.2)       (39.4)
                                                  -------      -------      -------      -------      -------      -------
Unlevered net income                              $   2.9      $  13.7      $  30.8      $  51.1      $  69.1      $  73.2
Add: depreciation & amortization                     30.6         30.1         27.1         27.1         32.5         41.4
Less: Capital Expenditures                           (7.1)       (24.2)       (32.7)       (39.0)       (48.1)       (41.4)
% of Sales                                            1.8%         5.0%         5.5%         5.3%         5.4%         4.2%
Less: New Charter School Loans                       (8.8)       (20.8)       (27.8)       (35.2)       (43.0)       (51.6)
Plus: Refinancings of Charter School Loans           28.1         11.3          8.8         11.4         20.6         51.6
Change in Working Capital from Managed Schools       13.2         16.0          2.8          2.2          3.0          3.3
Change in Working Capital from Newton Learning      (21.7)       (20.7)       (20.9)       (21.3)       (23.2)       (25.5)
                                                  -------      -------      -------      -------      -------      -------
UNLEVERED FREE CASH FLOW                          $  37.3      $   5.3      ($ 11.9)     ($  3.6)     $  10.9      $  51.0
                                                  =======      =======      =======      =======      =======      =======
Discount periods                                      1.0          2.0          3.0          4.0          5.0          6.0
PV of unlevered free cash flow                       32.5          4.0         (7.9)        (2.1)         5.5         22.3



TV CALCULATION - EBITDA MULTIPLE

PV of 2004 - 2009 cash flows                      $  54.4         17.3%
PV of terminal value                                235.9         75.3%
PV of NOLS                                           23.1          7.4%
                                                  -------      -------
   ENTERPRISE VALUE                               $ 313.4        100.0%
                                                  =======      =======
Less: debt                                          (68.9)
Less: preferred stock                                 0.0
Less: minority interest                              (2.5)
Add: cash                                            10.7
Add: non-cash generating assets                       0.0
                                                  -------
   EQUITY VALUE                                   $ 252.8
                                                  =======
Net fully diluted shares                             61.3
                                                  -------
   PER SHARE VALUE                                $  4.12
                                                  -------

Terminal EBITDA                                   $ 154.1
Multiple                                              3.5
                                                  -------
FV of terminal value                              $ 539.3
                                                               -------
Implied perpetual growth rate of unlevered FCF                     4.9%
                                                               -------

TV CALCULATION - PERP. GROWTH RATE OF FCF

PV of 2004 - 2009 cash flows                      $  54.4         17.1%
PV of terminal value                                239.7         75.6%
PV of NOLS                                           23.1          7.3%
                                                  -------      -------
   ENTERPRISE VALUE                               $ 317.1        100.0%
                                                  =======      =======
Less: debt                                          (68.9)
Less: preferred stock                                 0.0
Less: minority interest                              (2.5)
Add: cash                                            10.7
Add: non-cash generating assets                       0.0
                                                  -------
   EQUITY VALUE                                   $ 256.5
                                                  =======
Net fully diluted shares                             61.3
                                                  -------
   PER SHARE VALUE                                $  4.18
                                                  -------

FCF in terminal year                              $  51.0
Perp. growth rate                                     5.0%
                                                  -------
FV of terminal value                              $ 547.9
                                                               -------
Implied trailing EBITDA multiple (2009)                            3.6x
                                                               -------

ASSUMPTIONS

Discount rate                                        14.8%
Terminal multiple of EBITDA                           3.5x

Perp. growth rate of FCF                              5.0%
Tax rate                                             35.0%


FCF in terminal year                              $  51.0

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - MANAGEMENT CASE



          IMPLIED PERPETUAL GROWTH RATE OF UNLEVERED FCF
          ----------------------------------------------
                EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ------------------------------------
  RATE            3.0X         3.5X          4.0X
--------         ------       ------        ------
14.0%             2.7%         4.2%          5.3%
15.0%             3.6%         5.1%          6.2%
16.0%             4.5%         6.0%          7.1%


                        EQUITY VALUE PER SHARE
                ------------------------------------
                EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ------------------------------------
  RATE            3.0X         3.5X          4.0X
--------         ------       ------        ------
14.0%            $ 3.76       $ 4.31        $ 4.86
15.0%              3.55         4.07          4.59
16.0%              3.36         3.85          4.34

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - BASE CASE
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                  =========================================================================
                                                                            FISCAL YEAR ENDED JUNE 30,
                                                  ------------------------------------------------------------------------
                                                                                       BASE
                                                  ------------------------------------------------------------------------
                                                    2004         2005         2006         2007         2008         2009
                                                  -------      -------      -------      -------      -------      -------
Revenue                                           $ 386.7      $ 406.1      $ 431.6      $ 461.4      $ 496.5      $ 546.1
% growth                                               --          5.0%         6.3%         6.9%         7.6%        10.0%


EBITDA                                            $  30.9      $  32.9      $  35.5      $  39.2      $  45.2      $  50.1
% growth                                               --          6.4%         7.8%        10.4%        15.1%        11.0%
% margin                                              8.0%         8.1%         8.2%         8.5%         9.1%         9.2%
Less: D&A                                           (30.2)       (27.7)       (22.2)       (19.2)       (20.9)       (25.7)
                                                  -------      -------      -------      -------      -------      -------
EBIT                                              $   0.8      $   5.2      $  13.3      $  20.0      $  24.3      $  24.4
Less: taxes @ 35.0%                                  (0.3)        (1.8)        (4.6)        (7.0)        (8.5)        (8.5)
                                                  -------      -------      -------      -------      -------      -------
Unlevered net income                              $   0.5      $   3.4      $   8.6      $  13.0      $  15.8      $  15.9
Add: depreciation & amortization                     30.2         27.7         22.2         19.2         20.9         25.7
Less: Capital Expenditures                           (4.9)       (14.8)       (20.2)       (23.5)       (29.5)       (25.7)
% of Sales                                            1.3%         3.6%         4.7%         5.1%         5.9%         4.7%
Less: New Charter School Loans                       (8.8)        (8.9)       (11.4)       (14.1)       (16.9)       (20.3)
Plus: Refinancings of Charter School Loans           28.1         11.3          8.8          7.4         11.2         20.3
Change in Working Capital from Managed Schools       13.1         13.6          1.4          0.1          0.2          0.2
Change in Working Capital from Newton Learning       (7.1)        (3.2)         1.1          0.8          0.3          0.4
                                                  -------      -------      -------      -------      -------      -------
UNLEVERED FREE CASH FLOW                          $  51.1      $  29.2      $  10.6      $   2.9      $   2.0      $  16.5
                                                  =======      =======      =======      =======      =======      =======
Discount periods                                      1.0          2.0          3.0          4.0          5.0          6.0
PV of unlevered free cash flow                       44.5         22.2          7.0          1.7          1.0          7.2


TV CALCULATION - EBITDA MULTIPLE

PV of 2004 - 2009 cash flows                      $  83.6         45.6%
PV of terminal value                                 76.8         41.8%
PV of NOLS                                           23.1         12.6%
                                                  -------      -------
   ENTERPRISE VALUE                               $ 183.5        100.0%
                                                  =======      =======
Less: debt                                          (68.9)
Less: preferred stock                                 0.0
Less: minority interest                              (2.5)
Add: cash                                            10.7
Add: non-cash generating assets                       0.0
                                                  -------
   EQUITY VALUE                                   $ 122.8
                                                  =======
Net fully diluted shares                             58.5
                                                  -------
   PER SHARE VALUE                                $  2.10
                                                  -------

Terminal EBITDA                                   $  50.1
Multiple                                              3.5
                                                  -------
FV of terminal value                              $ 175.5
                                                               -------
Implied perpetual growth rate of unlevered FCF                     4.9%
                                                               -------


TV CALCULATION - PERP. GROWTH RATE OF FCF

PV of 2004 - 2009 cash flows                      $  83.6         45.4%
PV of terminal value                                 77.4         42.0%
PV of NOLS                                           23.1         12.6%
                                                  -------      -------
   ENTERPRISE VALUE                               $ 184.1        100.0%
                                                  =======      =======
Less: debt                                          (68.9)
Less: preferred stock                                 0.0
Less: minority interest                              (2.5)
Add: cash                                            10.7
Add: non-cash generating assets                       0.0
                                                  -------
   EQUITY VALUE                                   $ 123.4
                                                  =======
Net fully diluted shares                             58.5
                                                  -------
   PER SHARE VALUE                                $  2.11
                                                  -------

FCF in terminal year                              $  16.5
Perp. growth rate                                     5.0%
                                                  -------
FV of terminal value                              $ 176.8
                                                               -------
Implied trailing EBITDA multiple (2009)                            3.5x
                                                               -------

ASSUMPTIONS

Discount rate                                        14.8%
Terminal multiple of EBITDA                           3.5x

Perp. growth rate of FCF                              5.0%
Tax rate                                             35.0%


FCF in terminal year                              $  16.5

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - BASE CASE


           IMPLIED PERPETUAL GROWTH RATE OF UNLEVERED FCF
           ----------------------------------------------
                EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ------------------------------------
  RATE            3.0X         3.5X          4.0X
--------         ------       ------        ------
14.0%               2.8%         4.2%          5.4%
15.0%               3.7%         5.1%          6.3%
16.0%               4.6%         6.1%          7.2%


                       EQUITY VALUE PER SHARE
                ------------------------------------
                EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ------------------------------------
  RATE            3.0X         3.5X          4.0X
--------         ------       ------        ------
14.0%            $ 2.01       $ 2.18        $ 2.36
15.0%              1.91         2.08          2.25
16.0%              1.81         1.98          2.14

                               III. ALTERNATIVES

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
ALTERNATIVE I - OPERATE BUSINESS ON A STANDALONE BASIS


Description:   Continue to operate business as a standalone entity with a focus on rationalizing costs and pursuing aggressive growth strategies in the most promising businesses - Affiliates, After School and possibly Summer School

                                      PROS

-     Affiliates and After School appear to have real growth potential

      - Both businesses are at an early stage and it is likely that a potential buyer would attribute little value to either business in a sale today

      - Regulatory uncertainty surrounding Newton and failure to secure sales outside of Missouri will also lead buyer to discount value of existing business

                                      CONS

-     The Company faces operational challenges going forward

      - We would anticipate an extended lag in any meaningful share price recovery even under the best case

- Edison's share price may suffer meaningful depreciation upon announcement that the sale process has been terminated

-     Business plan is aggressive and has significant execution risk

ISSUES

- Uncertainty regarding existing Summer School business given potential legislative changes

- Financing uncertainty for the Company in general as well as within the Charter School business

- Impact of the continuing financial difficulties at the state and local level

- Extent to which the general uncertainty surrounding the Company impacts its relationship with its clients

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
ALTERNATIVE II - SPECIAL COMMITTEE CONDUCTS AN INDEPENDENT PROCESS

Description:   Conduct an independent sale process, which could include
               contacting new parties, as well as those that have already considered the investment

                                      PROS

- Potential to identify a financial investor with its own management team thereby removing complexities caused by current management's involvement

-     Potential to identify a strategic buyer


                                      CONS

- Risk of undermining the ability to complete a transaction with the party currently in the process

-     No strategic parties emerged from the Management Group's auction process

- Extending the process will bring further disruption to an already unstable situation

ISSUES

- Management Group's process and the Company's public announcement elicited all interest in the Company

- The extent to which strategic interest in the Company appears highly unlikely

- Extent to which the length of the process diminishes the chance of an ultimate sale

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
ALTERNATIVE III - PURSUE CURRENT OFFER

Description:   Await Liberty's offer and, if the offer is attractive, begin negotiations with Liberty in order to determine whether or not a transaction can be consummated basis that is fair to shareholders

                                      PROS

-     Liberty is a credible party that appears committed to closing

- Given the likely uncertainty over the medium term related to: (i) funding concerns; (ii) the change in Edison's organizational and operational model; and (iii) the number of early stage initiatives with limited visibility, the Company may be better served by operating outside of the public eye

- Failure to consummate such a transaction could lead to an extended period of decline in stock

                                      CONS

- Pursuing a process with Liberty forecloses on any opportunity to pursue a deal that does not involve management

ISSUES

-     Extent to which market tests could yield deeper interest

- A sale today may negatively impact the benefits current shareholders receive from successful new initiatives such as Affiliates and After School

                        IV. OVERVIEW OF LIBERTY PARTNERS

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LIBERTY PARTNERS OVERVIEW

Liberty Partners is a private equity firm with $1.8 billion in assets under management that seeks to acquire majority and minority stakes in private companies. Liberty does not invest in start-ups but will make exceptions for attractive growth-oriented businesses. Liberty also requires board representation on all its portfolio companies. Liberty invests in the following industries: manufacturing, healthcare, Internet, telecommunications, low to medium technology, information technology, services and software. The firm does not invest in: apparel, textiles, real estate, natural resources, tobacco and high technology.

-     Liberty's only Limited Partner is the Florida State Board of
      Administration

- Potential target investments require minimum revenue of $50 million and minimum EBITDA of $8 million. Liberty's investments typically range from $5 million to $250 million.

LARGEST DISCLOSED TRANSACTIONS

DATE         TARGET                           BUYER                                            TRANSACTION SIZE ($MM)
----         ------                           -----                                            ----------------------
9/21/98      Norwood Promotional Products     Liberty Partners                                          $190.0

1/10/01      ConnectiCare Inc.                Liberty Partners                                           131.2

4/1995       Rath Manufacturing               Carlyle Group, Carlyle Partners III, L.P.,                 128.0
                                              Liberty Partners

3/2000       Internet Healthcare Group, LLC   Internet Capital Group, Liberty Partners,                  100.0
                                              Schering-Plough Corp., SoundView Ventures, TL
                                              Ventures

6/1996       Regulus Group, L.L.C.            Liberty Partners                                           100.0

9/1994       Polaris Pool Systems, Inc.       Liberty Partners, Lincolnshire Equity Fund I,              89.0
                                              L.P., Lincolnshire Management, Inc.

11/1993      Arcade Marketing, Inc.           Liberty Partners                                           74.0

11/1998      Critikon Company, L.L.C.         Liberty Partners                                           56.0

6/1994       A Company Orthodontics           Liberty Partners                                           53.0

12/1994      NorthSound Music Group           Liberty Partners                                           48.0

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LIBERTY PARTNERS OVERVIEW (CONTINUED)

INVESTMENTS BY INDUSTRY

CURRENT INVESTMENTS


INDUSTRY                    INVESTMENTS   COMPANIES
--------                    -----------   ---------
Consumer Discretionary           4        Monaco Coach Corporation, NorthSound Music Group, NorthWord Press, Inc.,
                                          Norwood Promotional Prod.

Healthcare                       8        Allscripts Healthcare So., American Nursing Services, Inc. , Breathnet,
                                          L.L.C., Community Dental Services, Inc., ConnectiCare Inc., Healthx.com,
                                          Inc., Lumenos, Inc., Precyse Solutions LLC

Industrials                      5        Aneco Electrical Construction Inc., Fortress Technologies, Inc., Medical
                                          Logistics, Inc., Regulus Group, L.L.C., Technical Concepts LP

Information Technology          15        Active Decisions, Capital MT, L.L.C., DataMax Corporation, Harbor
                                          Solutions, LLC, Inc., High Tower Software, Inc., iQ NetSolutions, Inc,
                                          Medical Logistics, Inc., NetQoS, Inc., Padcom, Inc., Patient Accounting
                                          Service Center, L.L.C. (PASC), Regulus Group, L.L.C., Rudolph Technologies,
                                          Inc., Secure Data In Motion, Inc., Technical Concepts LP, Tnex.Net, L.L.C.

Materials                        1        Rath Manufacturing

Telecommunication Services       1        SeaWave LLC
                            ----------
    CURRENT INVESTMENTS         34

PRIOR INVESTMENTS

INDUSTRY                    INVESTMENTS   COMPANIES
---------                   -----------   ---------
Consumer Discretionary           1        Arcade Marketing, Inc.
Healthcare                       1        A Company Orthodontics
Industrials                      2        PlayPower, Inc., Polaris Pool Systems, Inc.
Information Technology           2        Critikon Company, L.L.C., LaserLink.Net, Inc.
Materials                        2        Behr Holdings Corporation, Gallaher Paper Company, L.L.C.
                            ----------
    PRIOR INVESTMENTS            8

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LIBERTY PARTNERS OVERVIEW (CONTINUED)

MANAGEMENT

NAME                  TITLE                             BACKGROUND
----                  -----                             ----------
Peter E. Bennett      President                         Mr. Peter E. Bennett is the President of Liberty Partners
                                                        and is a Trustee at Lehigh University. He previously spent twenty-one years with Merrill Lynch & Co. in several
                                                        capacities including Manager of Private Financing activities and Managing Director of Merrill Lynch Capital Markets.

Michael S. Levine     Chief Financial Officer           Mr. Michael S. Levine is the Chief Financial Officer of
                                                        Liberty Partners. He joined the firm in July
                                                        2000 after nine years of managing his own
                                                        accounting practice specializing in the tax
                                                        and accounting issues related to private equity funds.

Ben V. DeRosa         Director of Business Development  Mr. Ben V. DeRosa is the Director of Business Development at
                                                        Liberty Partners. Previously, he was a Principal at CSFB
                                                        Private Equity and a Vice President at Sprout Group.

Michael J. Kluger     Managing Director                 Mr. Michael J. Kluger is a Managing Director at Liberty
                                                        Partners. Prior to joining Liberty Partners in 1992, Mr.
                                                        Kluger spent twelve years at Merrill Lynch & Co., where he held several positions in the firm's investment banking
                                                        group.

Stephen J. Fisher     Managing Director                 Mr. Stephen J. Fisher serves as a Managing Director of
                                                        Liberty Partners and Director at Active Decisions. Mr.
                                                        Fisher came to Liberty Partners in 1994 following five years of practicing law in the private equity group at Kirkland &
                                                        Ellis.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LIBERTY PARTNERS OVERVIEW (CONTINUED)


NAME                  TITLE                      BACKGROUND
----                  -----                      ----------
Thomas G. Greig       Managing Director          Mr. Thomas G. Greig serves as a Managing Director of Liberty
                                                 Partners and Director at Active Decisions. Mr. Greig joined Liberty
                                                 Partners in 1998 after twenty-five years in investment banking, most recently thirteen years with Donaldson Lufkin & Jenrette as head of its technology investment banking practice.

Paul J. Huston, CPA   Managing Director          Mr. Paul J. Huston serves as a Managing Director of Liberty
                                                 Partners. Mr. Huston previously served as Treasurer and Controller of Merrill Lynch Interfunding Inc., where he was responsible for developing its portfolio information and reporting system.

Yvonne Marsh          Managing Director          Ms. Yvonne Marsh is a Managing Director at Liberty Partners. Prior
                                                 to joining the firm in 2001, was a general partner of Joseph
                                                 Littlejohn & Levy, a managing director of Chase Manhattan, at
                                                 Merrill Lynch, Drexel Burnham Lambert and McKinsey & Co., as well as a participant in smaller partnerships.

Carl E. Ring, Jr      Managing Director          Mr. Carl E. Ring, Jr. is a Managing Director of Liberty Partners.
                                                 Previously, he was a Senior Investment Banker at Lehman Brothers
                                                 and Kidder, Peabody & Co., where he completed a wide variety of domestic and international financings.

G. Michael Stakias    Managing Director          Mr. G. Michael Stakias serves as a Managing Director of Liberty
                                                 Partners. Mr. Stakias joined Liberty Partners in 1998 after 18 years in the private practice of law. He was a Senior Partner and
                                                 Chairman of the Corporate and Business Department at the
                                                 Philadelphia law firm of Blank Rome Comisky & McCauley where he practiced law in the securities, mergers and acquisitions, technology ands emerging growth company arenas.

                                    APPENDIX

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS


                                 EDISON SCHOOLS


Market                         0.6%                 0.6%                   1.1%
                               5.1%                 5.1%                   5.6%

Unaffected (1)                49.1%                47.9%                  52.4%
                              55.7%                54.5%                  59.2%


       EDUCATIONAL: COMPLETED TRANSACTIONS SINCE 1/1/01 (13 TRANSACTIONS)

Mean                      32.4%                    34.4%                  45.2%
Median                    30.6%                    40.9%                  43.5%


    MANAGEMENT BUYOUTS: COMPLETED TRANSACTIONS SINCE 1/1/01 (13 TRANSACTIONS)

Mean                       47.5%                   47.0%                 45.3%
Median                     25.0%                   31.1%                 31.6%


         BETWEEN $100MM AND $250MM: COMPLETED TRANSACTIONS SINCE 1/1/01
                               (54 TRANSACTIONS)

Mean                      41.1%                    47.7%                  54.5%
Median                    31.3%                    33.1%                  50.8%


(1) Price as of May 6, 2003.

Source: SDC.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS                        ($ IN MILLIONS)


ASSUMPTIONS

Tax Rate for Comps                               35.0%
Risk-free Rate of Return (Rf)(1)                  4.3%
Market Risk Premium (Rm - Rf)(2)                  7.4%
Size Premium                                      1.5%
Edison Assumed D/(D+E)                           40.0%
Edison Cost of Debt (Kd)                          7.5%


BETA CALCULATION


                                                              MARKET VALUE   TOTAL            LEVERAGE RATIO   UNLEVERED
COMPANY                         PROJECTED BETA   TOTAL DEBT   OF EQUITY(4)   CAPITALIZATION   (DEBT/EQUITY)    BETA(5)
-------                         --------------   ----------   ------------   --------------   -------------    -------
Edison                              1.826          $68.9         $84.0          $152.9           82.0%           1.191

Edison Unlevered Beta                                                                                             1.19
Pro Forma Leverage Ratio (D/E)                                                                                   116.8% (6)
Edison Tax Rate                                                                                                   35.0%
EDISON LEVERED BETA                                                                                               2.10


WACC

Market Risk Premium (Rm - Rf)                       7.4%
Multiplied by: Edison Levered Beta                 2.10
                                                 ------
Adjusted Market Risk Premium                       17.0%
Add: Risk-free Rate of Return (Rf)                  4.3%
                                                 ------
   COST OF EQUITY                                  21.4%
Multiply by: Edison E/(D+E)                        60.0%
                                                 ------
Cost of Equity Portion                             12.8%
Edison Cost of Debt (Kd)                            7.5%
Edison Tax Rate                                    35.0%
                                                 ------
   AFTER-TAX COST OF DEBT                           4.9%
Multiply by: Edison D/(D+E)                        40.0%
                                                 ------
Weighted Avg. Cost of Debt Portion                  2.0%
                                                 ------
   WACC                                            14.8%


WACC Sensitivity Analysis

                          WACC
          --------------------------------------
                   PRE-TAX COST OF DEBT
ASSUMED   --------------------------------------
D/(D+E)    6.5%     7.0%    7.5%    8.0%    8.5%
-------   -----    -----   -----   -----   -----
10.0%     19.7%    19.7%   19.7%   19.7%   19.8%
20.0%     17.9%    18.0%   18.1%   18.1%   18.2%
30.0%     16.2%    16.3%   16.4%   16.5%   16.6%
40.0%     14.5%    14.6%   14.8%   14.9%   15.0%
50.0%     12.8%    13.0%   13.1%   13.3%   13.5%

----------

(1)   Source: 30 Year Treasury Yield as of June 24, 2003.

(2)   Source: Ibbotson Associates 2003.

(3)   Barra predicted beta as of April 30, 2003.

(4)   Based off of current stock price and fully diluted shares outstanding.

(5)   Unlevered Beta = Levered Beta / [ 1 + ((D/E) * (1-T))].

(6) Based on pro forma debt and equity values. Assumes equity value based on $1.58 per share offer and 40% of equity value is financed with debt.

(7)   Levered Beta = Unlevered Beta * [ 1 + ((D/E) * (1-T))].

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRESENT VALUE OF FUTURE STOCK PRICE - BASE CASE
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

- We have estimated the present value of the Company's future stock price assuming Base Case projections in terms of EBITDA. We applied assumed future EBITDA multiples and discounted the estimated stock price to the present time based on an estimated cost of equity of 20%-22%.


                                                                            FISCAL YEAR
                                                                           ENDING JUNE 30,
                                                                                2004
                                                                           ---------------
Revenues                                                                   $         386.7
EBITDA                                                                                30.9
Margin %                                                                               8.0%

Discount Rate                                                     21.0%
Terminal EBITDA Multiple                                           4.0x

2004 EBITDA (Evercore Base Case)                                           $          30.9
Terminal Multiple                                                                      4.0x
                                                                           ---------------
Total Enterprise Value                                                     $         123.8
Less: Debt Outstanding and Minority Interest                                         (71.4)
Plus: Cash                                                                            56.4
                                                                           ---------------
Total Equity Value                                                                   108.9
Net fully diluted shares                                                            57.878
                                                                           ---------------
                  PER SHARE VALUE                                          $          1.88
                                                                           ---------------

                                                                           ---------------
                  PRESENT VALUE OF PER SHARE VALUE                         $          1.55
                                                                           ---------------


              Value Per Share
              ------------------------------------------------------
                                           Terminal Multiple
                                 ----------------------------------
                                   3.5x          4.0x          4.5x
                                 ------        ------        ------
Cost of           22.0%          $ 1.34        $ 1.54        $ 1.74
Equity            21.0%            1.35          1.55          1.76
                  20.0%            1.36          1.57          1.77